EXHIBIT 99.2

DOMINION RESOURCES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENTS OF INCOME FROM CONTINUING OPERATIONS

	Year Ended December 31,2000
	Dominion (As Reported)	Louis Dreyfus (As Reported) (A)	Pro Forma Adjustments		Pro Forma Combined
	(Millions, except per share data)

Operating Revenue	$9,260	$474			$9,734
Operating Expenses:
Electric fuel and energy purchases, net	1,106				1,106
Purchased electric capacity	741				741
Purchased gas, net	1,453				1,453
Liquids, pipeline capacity, and other purchases	299				299
Restructuring and other acquisition-related costs	460				460
Other operations and maintenance	2,011	117	$(36)	(G)	2,092
Depreciation, depletion and amortization	1,176	129	26	(E)	1,331
Other taxes	485	31			516

Total operating expenses	7,731	277	(10)		7,998

Income from operations	1,529	197	10		1,736
Other income	93	3			96
Interest and related charges	1,024	41	53	(B)	1,118

Income before income taxes	598	159	(43)		714
Income taxes	183	61	(16)	(D3)	228

Income from continuing operations	$ 415	$ 98	$(27)		$ 486

Average shares of common stock - basic	235.2	41.8			249.5
Earning per share - basic:
Income from continuing operations	$1.76	$2.35			$1.95

Average shares of common stock - diluted	235.9	42.8			250.3
Earning per share - diluted:
Income from continuing operations	$1.76	$2.29			$1.94

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Data

DOMINION RESOURCES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENTS OF INCOME FROM CONTINUING OPERATIONS

	Nine Months Ended September 30, 2001
	Dominion (As Reported)	Louis Dreyfus (As Reported) (A)	Pro Forma Adjustments	Pro Forma Combined
	(Millions, except per share data)

Operating Revenue	$8,051	$509			$8,560
Operating Expenses:
Electric fuel and energy purchases, net	1,063				1,063
Purchased electric capacity	516				516
Purchased gas, net	1,474				1,474
Liquids, pipeline capacity, and other purchases	164				164
Other operations and maintenance	1,835	103	$(27)	(G)	1,911
Depreciation, depletion and amortization	906	97	20	(E)	1,023
Other taxes	299	23			322

Total operating expenses	6,257	223	(7)		6,473

Income from operations	1,794	286	7		2,087
Other income	71	2			73
Interest and related charges	760	24	40	(B)	824

Income before income taxes	1,105	264	(33)		1,336
Income taxes	444	101	(13)	(D3)	532

Income from continuing operations	$ 661	$163	$(20)		$ 804

Average shares of common stock - basic	248.3	43.9			262.6
Earning per share - basic:
Income from continuing operations	$2.67	$3.72			$3.06

Average shares of common stock - diluted	250.3	44.6			264.8
Earning per share - diluted:
Income from continuing operations	$2.65	$3.65			$3.04

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Data

DOMINION RESOURCES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

	At September 30, 2001
	Dominion (As Reported)	Louis Dreyfus (A)	Pro Forma Adjustments		Pro Forma Combined
	(Millions)

ASSETS
Current Assets:
Cash and cash equivalents	$ 367	$ 5			$ 372
Accounts receivable, net	2,023	69			2,092
Inventories	547				547
Investment securities-trading	283				283
Commodity contract assets	1,670	74			1,744
Prepayments	154				154
Other	321	5			326

Total current assets	5,365	153			5,518

Investments	3,409				3,409

Property, Plant and Equipment:
Property, plant and equipment	30,402	2,195	$ 192	(D1)	32,789
Accumulated depreciation, depletion, and amortization	(14,434)	(665)	665	(D1)	(14,434)

Total property, plant and equipment	15,968	1,530	857		18,355

Deferred Charges and Other Assets:
Goodwill, net	3,672		468	(D2)	4,140
Prepaid pension costs	1,448				1,448
Other	1,408	68			1,476

Total deferred charges and other assets	6,528	68	468		7,064

Total assets	$31,270	$1,751	$1,325		$34,346

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Data

DOMINION RESOURCES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

	At September 30, 2001
	Dominion (As Reported)	Louis Dreyfus (A)	Pro Forma Adjustments		Pro Forma Combined
	(Millions)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Securities due within one year	$ 531				$ 531
Short-term debt	1,299				1,299
Accounts payable, trade	1,581	$ 92	$ 22	(F)	1,695
Commodity contract liabilities	1,356	8			1,364
Other	1,439	21	33	(F)	1,493

Total current liabilities	6,206	121	55		6,382

Long-term Debt:
Long-term debt	11,251	514	712	(B)	12,477
Notes payable-affiliates	513				513

Total long-term debt	11,764	514	712		12,990

Deferred Credits and Other Liabilities:
Deferred taxes	3,164	188	316	(D3)	3,668
Other	1,131	76			1,207

Total deferred credits and other liabilities	4,295	264	316		4,875

Total liabilities	22,265	899	1,083		24,247

Obligated manditorily redeemable preferred
securities of subsidiary trusts	935		200	(B)	1,135

Subsidiary preferred stock not subject to mandatory redemption	509				509

Common Shareholders' Equity:
Common stock	6,137		894	(C, I )	7,031
Other paid-in capital	23	511	(511)	(H)	23
Accumulated other comprehensive income	188	63	(63)	(H)	188
Retaining earnings	1,213	289	(289)	(H)	1,213
Treasury stock		(11)	11	(H)

Total common shareholders' equity	7,561	852	42		8,455

Total liabilities and shareholders' equity	$31,270	$1,751	$1,325		$34,346

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Data

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL DATA

The Unaudited Pro Forma Combined Condensed Consolidated Financial Data are based on the following assumptions:

A. Certain revenues, expenses, assets and liabilities of Louis Dreyfus have been reclassified to conform to Dominion's presentation.

B. The issuance of $950 million of long-term debt and $200 million of trust preferred securities by CNG, a wholly-owned subsidiary of Dominion, at an average coupon rate of 6.14% to fund the cash consideration distributed in exchange for the outstanding shares of Louis Dreyfus at the closing of the merger. In addition, Dominion retired $185 million of Louis Dreyfus bank debt with proceeds from these financings and assuming any excess proceeds from the issuance of long term debt will be used to retire existing long term debt. Additionally, certain debt of Louis Dreyfus, which was not retired, is adjusted to reflect fair market value.

C. The issuance of 14.3 million shares of Dominion common stock at the closing of the merger based on the exchange ratio of 0.3226 share of Dominion common stock for each share of Louis Dreyfus common stock, amounting to $881 million, and the conversion of Louis Dreyfus common stock options into Dominion common stock options with an estimated fair value of $13 million.

D. Purchase adjustments which have been made to the assets and liabilities of Louis Dreyfus to reflect the effect of the merger being accounted for as a purchase business combination are as follows (in millions):

Total oil and gas exploration and production properties (1)	$857
Goodwill (2)	468
Deferred taxes (3)	316

1. Oil and gas exploration and production properties are adjusted to reflect the Louis Dreyfus exploration and production properties at estimated fair value. The fair value of proved reserves are estimated to be $1.5 billion and unproved properties are estimated to be $812 million.

2. Goodwill is recognized, representing the portion of the purchase price in excess of the estimated fair value of identified assets and liabilities. No amortization of goodwill is included in the Unaudited Pro Forma Combined Condensed Consolidated Financial Data, as provided in Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, for business combinations completed after June 30, 2001. The final allocation of the purchase price will be based on the fair value of identified assets and liabilities. Accordingly, goodwill will be adjusted as a result of the final determination of such fair values and thus may differ significantly from the amount reported in the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet.

3. Deferred taxes are adjusted to record the additional deferred taxes, resulting primarily from the recognition of the estimated fair value of the Louis Dreyfus exploration and production properties. The estimated provision for income taxes related to the pro forma adjustments are based on an assumed combined federal and state income tax rate of 38%.

E. Pro forma adjustments reflect the additional depletion related to the adjustment of the Louis Dreyfus exploration and production properties to estimated fair value under the full cost method of accounting. See Note G.

F. Direct costs of the merger include approximately $22 million for fees of financial advisors, legal counsel, and independent auditors. In addition, estimated payments of $33 million are expected to be made under certain employment contracts, seismic licensing agreements and other liabilities. The Unaudited Pro Forma Combined Condensed Consolidated Financial Data do not reflect the nonrecurring costs and expenses associated with integrating the operations of the two companies, nor any of the anticipated recurring expense savings arising from the integration.

G. Dominion uses the full cost method to account for its oil and gas operations. Louis Dreyfus utilized the successful efforts method of accounting for its oil and gas operations. The pro forma data reflect an estimate of the change from the successful efforts method to the full cost method for the Louis Dreyfus oil and gas operations. This change resulted in a $6 million and $4 million increase in after-tax earnings in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Income from Continuing Operations for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively.

H. The application of the purchase method of accounting eliminates the preexisting balances of Louis Dreyfus' other paid-in capital, accumulated other comprehensive income, retained earnings, and treasury stock.

I. The Louis Dreyfus Stock Option Plan ("Stock Option Plan") provides for awards of stock options to certain employees and non-employee directors. The Unaudited Pro Forma Combined Condensed Consolidated Financial Data reflect the exchange of those Louis Dreyfus common stock options outstanding at the time of the merger for options to purchase .7 million shares of Dominion common stock.